FORMS OF RESTRICTED SHARES AGREEMENT                               EXHIBIT 10(n)

                       RESTRICTED SHARES AGREEMENT BETWEEN
                          21ST CENTURY INSURANCE GROUP,
                            A CALIFORNIA CORPORATION
                      AND   _________________, AN EMPLOYEE
                         OF 21ST CENTURY INSURANCE GROUP


     This Agreement is made at Woodland Hills, California, as of the ____ day of _______________, by and between 21st Century Insurance Group, a California corporation (the "Company") and _______________________ (the "Employee").


                                RECITAL OF FACTS


     1. The Board of Directors of 21st Century Insurance Group (formerly, 20th Century Industries) at its meeting held on February 23, 1982 adopted, subject to shareholder approval, the 20th Century Industries Restricted Shares Plan, now the 21st Century Insurance Group Restricted Shares Plan (the "Plan"). The shareholders of the Company at their meeting held on May 25, 1982 approved the Plan.

     2. The Committee of the Board of Directors of 21st Century Insurance Group designated to administer the Plan (the "Committee") has awarded ______ shares to the Employee pursuant to the Plan.

     THEREFORE, it is agreed by and between the Company and the Employee, as follows:

     3. The Company has granted to the Employee _______ of the shares of the Company without par value. The shares are evidenced by the following share certificate(s), the restriction with respect to which expires on the date indicated.

       Share Certificate #            # of Shares  Restriction Expiration Date
       -------------------  ---------------------  ---------------------------
       ___________________  _____________________          ___________, 20____
       ___________________  _____________________          ___________, 20____

Each  of  the  share certificates will have attached the following restrictions.

     The shares evidenced by this certificate are "restricted" pursuant to the 21st Century Insurance Group Restricted Shares Plan and may not be transferred or reissued without the consent of the Company.


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Attached  to each share certificate is a stock assignment signed in blank by the shareholder(s) and the signature of each shareholder is guaranteed by a bank or a member of a national securities exchange or an officer of the Company. Such guarantee is undated.

     4. During the period of restriction and while subject to forfeiture, the share certificates shall remain in the possession and custody of the Company. If shares are forfeited, the Company may exercise the stock assignment(s) provided for above, but upon delivery to the Employee of a share certificate, the stock assignment pertaining thereto shall also be delivered to the Employee.

     5. If the Employee has been continuously employed by the Company from the date hereof to the expiration of dates of the restrictions, the share certificate for which the restrictions expire shall be delivered to the Employee free of all restrictions other than those imposed, or made necessary by federal and state securities laws. If the employment is terminated for any reason, all shares not free of restrictions shall be forfeited in favor of the Company.

     6. The Employee acknowledges that he or she has received from the Company the Annual Report to shareholders for the year 20___ of the Company, the Form 10-K filed with the United States Securities and Exchange Commission (the "SEC") of the Company for the year 20___ and the report to shareholders for the ___ quarter of 20___. The Employee also acknowledges that there have been made available to him or her for inspection, and copying if he or she so desires, copies of prior reports to shareholders and filing with the SEC. Such right of inspection and copying shall terminate if and when the employment of the Employee terminates.

     7. Attached hereto and made a part hereof, as though fully set forth hereto, is a copy of the 21st Century Insurance Group Restricted Shares Plan. In the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including without limitation, those with respect to powers of the Committee, shall prevail and be controlling.

     8. If the Employee exercises the election provided for in Section 83(b) of the Internal Revenue Codes and Section 17122(b) of the Revenue and Taxation Code of California, he or she shall promptly notify the Company.

     9. Neither the Plan, this Agreement, nor the award of Restricted Shares shall confer any right to continue in the employ of the Company or interfere in any way the right of the Company to terminate any employment at any time.

     10. The Employee shall furnish to the Company all information requested at any time or from time to time by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.


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     11.     No  shares issued or transferred to an Employee, hereunder, so long as such shares are subject to a risk of forfeiture imposed hereunder, may be transferred, assigned, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except shares upon forfeiture shall be transferred back to the Company or to another Employee upon being regranted.

     12. Nothing in the Plan or in this Restricted Shares Agreement entered into pursuant to the Plan shall require the Company to issue or transfer any shares pursuant to an award if such issuance or transfer would, in the opinion of the Committee, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of the securities.

     13. If the Committee shall determine, in its discretion, that the listing, registration or qualification of shares awarded hereunder upon any securities exchange or under any applicable statute or regulation of any jurisdiction relating to securities, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or transfer of such shares, nothing in this Restricted Shares Agreement shall require the Company to issue or transfer such shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     14. In connection with the shares awarded hereunder, it shall be a condition precedent to the Company's obligation to evidence the removal of any restrictions or transfer or lapse of any risk of forfeiture that the Employee make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer on such removal or lapse is made available to the Company for timely payment of such tax.

     15. The Employee represents that he or she is having the shares issued to him or her for his or her own account and not with a view to or for sale in connection with any distribution of the shares.

     16. Notwithstanding any other provision of this Agreement including, but not limited to, paragraphs 3, 4, and 5 hereof, all shares which have been granted pursuant to this Agreement which have not been delivered to the Employee because of the expiration date of the Restrictions shall vest in the Employee immediately before a "change of control" of the Company, as defined herein, free and clear of any restrictions, except the restrictions imposed by paragraphs 12 through 15 hereof. A "change in control" shall be deemed to take place upon the occurrence of any of the following:

          (i) Any merger or consolidation of the Company with or into any other person, as the result of which the holders of the Company's Common Shares immediately prior to the transaction shall, on the basis of such holding prior to such transaction, hold less than 50% of the total outstanding voting stock of the surviving corporation immediately upon completion of the transaction.


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          (ii) Any  sale or exchange of all or substantially all of the property and  assets  of  the  Company.

          (iii) Any change in a majority of the Board of Directors of the Company occurring within a period of two years or less, such that a majority of the Board of Directors is comprised of individuals who are not "Continuing Directors". For purposes of the foregoing, a "Continuing Director" shall be a director (a) who was in office at the commencement of such period of two years or
               (b) was elected subsequent to the commencement of such period with the approval of not less than a majority of those directors referred to in clause (a) who are then in office. Any director meeting the qualifications of clause (b) of the previous sentence shall, with respect to further determinations after the date of such director's election, be deemed a director meeting the qualifications of clause (a) of the previous sentence.

          (iv) Any "person" [as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the Company's outstanding Common Stock.

          (v)  The  liquidation  or  dissolution  of  the  Company.

          (vi) Any other transaction or reorganization similar to the foregoing which in the opinion of the Committee constitutes a "change in control" of the nature described in subparagraphs (i) through (v) hereof.

     17. The parties agree that Paragraph 16 hereof does not apply to any action taken by American International Group, Inc. and/or its subsidiaries ("AIG") to become the sole shareholder or shareholders of the Company; provided, however, that in the event of an offer by AIG to acquire all outstanding shares of the Company that it does not yet own (an "AIG Offer"), any shares subject to this Agreement which would vest within one year from the date of an AIG Offer shall immediately vest in favor of Employee subject only to the provisions of Paragraphs 12 through 15 hereof. Any remaining shares granted to the Employee which are not free of the restrictions in paragraph 3, above, shall be forfeited in favor of the Company.


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     Upon  the  shares vesting in the Employee pursuant to this paragraph, share certificate(s) shall be delivered to the Employee pursuant to the procedures set forth in paragraphs 4 and 5 hereof.

     Executed  at  the  place  and  as  of  the  date  first  above  written.





                            21ST  CENTURY  INSURANCE  GROUP



                            By  _____________________________________________
                                 Bruce  W.  Marlow
                                 President  and  Chief  Executive  Officer



                            By  _____________________________________________
                                 Michael  J.  Cassanego,  Secretary


                            EMPLOYEE


                            ________________________________
                                 XXXXXXXXXXXX


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